Exhibit 99.1

NEWS RELEASE

  FOR IMMEDIATE RELEASE

Gulfport Energy Corporation
14313 N. May Avenue, Suite 100
Oklahoma City, OK 73134
Phone:(405) 848-8807
Fax:  (405) 848-8816

For Further Information Contact:
Joel McNatt
(405) 848-8807, Ext. 104

Gulfport Energy Corporation Announces Successful Drilling Results of West Cote Blanche Bay Field and Third Quarter Financial Results

OKLAHOMA CITY, OKLAHOMA - November 19, 2004 - Gulfport Energy Corporation, (Symbol: GPOR) Gulfport announced successful results of recent drilling and recompletion activities at the West Cote Blanche Bay Field in St. Mary Parish, Louisiana. Under the current drilling program, which commenced July 2004, eight new wells have been drilled and completed and four existing wells have been recompleted.

The eight wells that have been drilled and completed in the current drilling program had combined initial gross production rates of 607 barrels of oil per day and 901 mcf of gas per day. The logs of the eight wells showed a total of 678 feet of net pay in thirty-eight productive zones. Gulfport has made internal estimates of 1,186.042 mboe of proved reserves for the eight wells. The four existing wells that have been recently recompleted had combined initial gross production rates of 459 barrels of oil per day and 111 mcf of gas per day.

Prior to beginning the latest drilling program in July 2004, the daily gross sales for the West Cote Blanche Bay Field was 1,428 barrels of oil and 237 mcf of gas. The field had daily gross sales of 2,494 barrels of oil and 1,249 mcf of gas at the completion of the drilling program.

Mike Liddell, Gulfport’s Chief Executive Officer, commented "Gulfport’s development drilling programs and production enhancement operations on our properties continue to produce good operational results and will increase our production profiles for both our fourth quarter 2004 and 2005".

Gulfport currently owns a 100% working interest and an average net revenue interest of 81.11%(with net revenue interests ranging from 78.665% to 83.333%) and operates 5,668 acres from the surface to 11,300’ at West Cote Blanche Bay. The Company also owns working interest up to 40.40% (29.95% net revenue interest) in the same 5,668 acres below 11,300’.

Gulfport’s other primary asset is the East Hackberry Field located in Cameron Parish, Louisiana. The Company is in the process of completing seismic permitting and gaining final regulatory approval for a forty-two square mile three dimensional (3-D) seismic survey with an estimated cost of $4,500,000. Gulfport plans to start the seismic data acquisition during the fourth quarter of 2004 and hopes to have the final processed seismic data during the third quarter 2005. Since this portion of the Hackberry dome has never been included in a 3-D seismic survey the Company believes the shoot will reveal undrilled fault blocks that will allow Gulfport to drill new wells to both shallow and deep targets in the field.

For the three months ended September 30, 2004, Gulfport generated net income available to common shareholders of $1.2 million ($0.08 per fully diluted common share), operating cash flow of $3.0 million (defined as cash flow from operating activities before changes in assets and liabilities) and ebitda of $3.09 million (defined as net income, plus provision for income taxes, interest expense, other debt related expenses, accretion, depreciation, depletion and amortization) on revenue of $5.4 million. This increase in net income available to common shareholders is a result of a 36% increase on oil and gas revenues from $4.0 million for the same period in 2003 as a result of a 48% increase in average oil price realized and reductions in both lease operating expenses and general and administrative expenses.

Three Months Ended
September 30,
2004
Net Income	$1,206,000

Income tax expense (benefit):
Current	682,000
Deferred	(682,000)
Interest Expense	98,000
Interest Expense - preferred stock	499,000
Accretion Expense	75,000
Depreciation, depletion, and amortization	1,207,000

EBITDA	$3,085,000

Three Months Ended
September 30,
2004
Cash provided by operating activity	$4,364,000
Adjustments:
Changes in assets and liabilities	(1,377,000)

Operating Cash Flow	$2,987,000

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus provision for income taxes, interest expense, other debt related expenses, accretion, depreciation, depletion and amortization. Operating cash flow is a non-GAAP financial measure equal to cash flow from operating activities before changes in assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and operating cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and operating cash flow are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and operating EBITDA measures presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

This earnings release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts, included in this earnings release that address activities, events or developments that Gulfport Energy Corporation ("Gulfport" or the "Company"), a Delaware corporation, expects or anticipates will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

GULFPORT IS AN INDEPENDENT OIL AND GAS EXPLORATION AND PRODUCTION COMPANY WITH PROPERTIES LOCATED IN THE LOUISIANA GULF COAST AREA.